Filed Pursuant to Rule 424(b)(5)
File No. 333-154922
PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED OCTOBER 31, 2008

9,245,259 Shares

Common Stock

This prospectus supplement provides for the resale from time to time of up to 9,245,259 shares of our common stock by the selling stockholders named in this prospectus supplement. The selling stockholders acquired the shares registered for resale in various transactions since our inception. We are required to register these shares for resale under the terms of our registration rights agreement with the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will pay the expenses associated with this offering.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CSE.” The last reported sale price of our common stock on the NYSE on January 30, 2009 was $3.64 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” discussed in our reports filed with the Securities and Exchange Commission and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 2, 2009.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Unit(1)	Price	Registration Fee(2)
Common Stock, par value $.01 per share	9,245,259	$3.67	$33,930,101	$1,334

(1)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, such price is based on the average high and low prices for the Company’s common stock on January 30, 2009, as reported on The New York Stock Exchange.

(2)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rule 457(p), the registration fee is offset in part by unused filing fees of $544.70, which fees were previously paid in connection with a prospectus supplement filed on October 31, 2008 under the Company’s Registration Statement on Form S-3ASR (File No. 333-154922).

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any incorporated document is accurate as of any date other than the date of the document.

References to “we,” “us” or “our” refer to CapitalSource Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires.

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ABOUT CAPITALSOURCE INC.

Our principal executive office is located at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under the Securities Exchange Act of 1934, as amended. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All the proceeds from the sales by the selling stockholders will be for the accounts of the selling stockholders. See the “Selling Stockholders” and “Plan of Distribution” sections of this prospectus supplement.

SELLING STOCKHOLDERS

The following table sets forth information known to us regarding beneficial ownership of our common stock by the selling stockholders as of January 1, 2009, and as adjusted to reflect the sale of the shares registered for resale and offered pursuant to either (i) this prospectus supplement, or (ii) the prospectus supplement dated October 31, 2008. We refer to all such shares, collectively, as the “offered shares.”

The number of shares beneficially owned by the selling stockholders is determined by SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after January 1, 2009 and shares underlying restricted stock units held or beneficially owned by the respective person or group which are currently vested or vest within 60 days of January 1, 2009. For purposes of calculating each person’s or group’s percentage ownership, currently exercisable stock options, stock options exercisable within 60 days after January 1, 2009 and currently vested restricted stock units are included for that person or group but not the stock options or restricted stock units of any other person or group. The percentage of shares beneficially owned before and after this offering is based on 282,804,211 outstanding shares of our common stock as of December 31, 2008. Since the selling stockholders may sell all, some or none of the offered shares, we cannot estimate the number of offered shares that will be sold or that will be owned upon completion of the offering. In the table below, we have assumed that the selling stockholders have sold all of the shares offered for resale by this prospectus supplement and the prospectus supplement dated October 31, 2008.

	Number (and Percentage) of Shares		Number of Shares	Number and Percentage of
	Beneficially Owned Prior to the		of Common Stock	Shares Beneficially Owned
Beneficial Owner	Offering		Offered Hereby	Following the Offering

Madison Dearborn Partners III, L.P.	24,138,559.656	(8.54%)(1)	2,790,529(2)	0	(*%)
Jason M. Fish	7,154,730	(2.52%)(3)	6,454,730	700,000	(*%)(3)
Farallon Partners, L.L.C.(8)(9)	20,821,709	(7.36%)(4)(5)(7)	0(10)	62,045	(*%)(7)
Farallon Capital Management, L.L.C.(8)(9)	21,572,655	(7.63%)(6)(7)	0(10)	62,045	(*%)(7)

Total	73,625,608.656(11)	(25.96%)(11)	9,245,259	762,045	(*%)(3)(7)(11)

*	Less than one percent

(1)	Includes 23,604,921.886 shares held directly or beneficially owned by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 524,129.468 shares held directly or beneficially owned by Madison Dearborn Special Equity III, L.P. (“MDSE”), and 9,508.302 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held or beneficially owned by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P. (“MDP III”), the general partner of MDCP and MDSE and the manager of SAF. As the sole members of a limited partner committee of MDP III that has the power, acting by majority vote, to vote or dispose of the shares directly held or beneficially owned by MDCP, MDSE and SAF, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff have shared voting and investment power over such shares. MDP III, MDCP, MDSE and SAF may be deemed to be a group for purposes of Rule 13(d)-3 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), but expressly disclaim group attribution other than as disclosed in the Schedule 13D/A filed for MDP III on December 22, 2008. Messrs. Canning, Finnegan and Mencoff, and MDP III each hereby disclaims any beneficial ownership of any shares directly held or beneficially owned by MDCP, MDSE and SAF, except to the extent of their respective pecuniary interests therein. The address for the Madison Dearborn Partners entities and persons is Three First National Plaza, Suite 4600, Chicago, IL 60602.

(2)	Consists of shares directly held or beneficially owned by MDCP or MDSE formerly covered by the Partially Collateralized Equity-Based Total Return Swap with Full Recourse to MDCP and MDSE, dated September 12, 2007, with Citibank N.A. These shares were not registered for resale under the October 31, 2008 prospectus supplement.

(3)	Includes 4,875,575 shares of common stock directly and beneficially owned by Jason M. Fish, 392,428 shares of common stock held by Fish Family Partners, L.P. (the “Fish Partnership”) and 1,186,727 shares of common stock held by the FC 2000 Trust (the “Fish Trust”). Mr. Fish serves with his spouse as the general partner of the Fish Partnership and the trustee of the Fish Trust and may be deemed to beneficially own the shares of common stock held by the Fish Partnership and the Fish Trust. In addition, Mr. Fish may also be deemed to beneficially own 700,000 shares of our common stock through his ownership of 700,000 options to purchase our common stock, which options are immediately exercisable. The address for Mr. Fish is One Maritime Plaza, San Francisco, CA 94111.

(4)	As the general partner of the partnerships in the chart below (each such partnership being a “Farallon Partnership”), Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Partnership. As managing members of FPLLC, each of William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J.M. Spokes, Richard H. Voon and Mark C. Wehrly and, as Senior Managing Member of FPLLC, Thomas F. Steyer (together, the “Farallon Managing Members”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Partnership. The chart below shows the shares of common stock held by each of the Farallon Partnerships as of January 1, 2009.

	Number of Shares	Number of Shares of
	of Common Stock	Common Stock
	Held by	Offered Hereby	Number of Shares of Common
Partnership	Partnership	(See footnote 10)	Stock Held Following Offering

Farallon Capital Partners, L.P.	8,809,096	0	0
RR Capital Partners, L.P.	943,629	0	0
Farallon Capital Institutional Partners, L.P.	2,243,768	0	0

Farallon Capital Institutional Partners II, L.P.	9,208	0	0

Farallon Capital Institutional Partners III, L.P.	15,309	0	0

Tinicum Partners, L.P.	9,730	0	0
Farallon Capital Offshore Investors II, L.P.	2,073,871	0	0

(5)	As the trustee of each of the trusts in the chart below (each such trust being a “Farallon Trust”), FPLLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Trust. As the managing members of FPLLC, and, in the case of Mr. Steyer, as Senior Managing Member, each of the Farallon Managing Members may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by each such Farallon Trust. The chart below shows the shares of common stock held by each of the Farallon Trusts as of January 1, 2009. All such shares have previously been registered for resale by FPLLC under the October 31, 2008 prospectus supplement.

			Number of Shares of
			Common Stock Offered by
			FCMLLC or FPLLC on	Number of
		Number of Shares	Behalf of Trust pursuant	Shares of
	Number of Shares of	of Common Stock	to October 31, 2008	Common Stock
	Common Stock Held	Offered by Hereby	Prospectus Supplement	Held Following
Trust	by Trust	(See footnote 10)	(See footnote 10)	Offering

Farallon FCP, Ltd.	2,936,365	0	2,936,365	0
Farallon FCIP, Ltd.	2,948,004	0	2,948,004	0
Farallon Partners, L.L.C., solely in its capacity as trustee of Farallon FCOI II, Ltd.	770,684	0	770,684	0

(6)	As the manager of Farallon Capital Offshore Investors, Inc. (the “Managed Account”) and Farallon CS Institutional Finance, L.L.C. (“Farallon CS LLC”), which is the general partner of Farallon CS Institutional Finance II, L.P. (“Farallon CS LP”), Farallon Capital Management, L.L.C. (“FCMLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by the Managed Account and the shares beneficially owned by Farallon CS LLC. As the general partner of Farallon CS LP, Farallon CS LLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by Farallon CS LP. As managing members and, in the case of Mr. Steyer, as Senior Managing Member, of FCMLLC, each of the Farallon Managing Members may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares owned by the Managed Account and Farallon CS LP. The chart below shows the shares of common stock owned by the Managed Account and Farallon CSLLC as of January 1, 2009.

		Number of
	Number of	Shares of
	Shares of	Common Stock	Number of Shares of
	Common Stock	Offered Hereby	Common Stock Held
Fund	Held by Fund	(See footnote 10)	Following Offering

Farallon Capital Offshore Investors, Inc.	5,569,858	0	0
Farallon CS Institutional Finance II, L.P.	15,940,752	0	0

(7)	In addition to the shares referenced in footnotes (4), (5) and (6), the Farallon entities referenced above or in these footnotes may also be deemed to beneficially own (i) 30,862 shares directly and beneficially owned by Mr. Steyer through his ownership of 12,376 shares of our common stock and ownership of certain options to purchase 18,486 shares, which options are immediately exercisable, and (ii) 31,183 shares beneficially owned by Andrew B. Fremder through his ownership of certain options to purchase 18,486 shares, which options are immediately exercisable, and certain vested restricted stock units, which could, upon the occurrence of Mr. Fremder no longer serving as a director of the Company, result in the receipt by Mr. Fremder of 12,697 shares of common stock. The shares referenced in this footnote are not being offered for resale under this prospectus supplement and have not previously been offered for resale under the October 31, 2008 prospectus supplement, and such persons will continue to be deemed to beneficially own such shares following the offering.

(8)	Until September 2007, Mr. Fremder was granted limited powers of attorney, dated as of February 1, 2003, to act for FCMLLC and FPLLC, jointly with any managing member or the Senior Managing Member of FCMLLC, with regard to Farallon CS LP’s, the Managed Account’s and the Farallon Partnerships’ investments in the Company. Such powers of attorney were revoked in September 2007. Notwithstanding such revocation, if Mr. Fremder, and the other individuals and entities identified in this footnote and footnotes (4) through (6) above were deemed members of a group holding equity securities of the Company, such other individuals and entities may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares beneficially owned by Mr. Fremder and Mr. Steyer through their ownership of the shares, options and restricted stock units described in footnote (7) above, and Mr. Fremder may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to beneficially own the shares held or beneficially owned by such entities and other individuals.

(9)	Farallon CS LLC, FCMLLC, FPLLC, the Managed Account, Farallon CS LP, each of the Farallon Partnerships, each of the Farallon Trusts, each of the Farallon Managing Members and Mr. Fremder disclaim any beneficial ownership of the shares other than those directly owned by such person or entity. All of the entities and individuals identified in footnotes (4) to (7) above disclaim group attribution. The address for each of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(10)	All shares of common stock beneficially owned by FPLLC and FCMLLC have previously been registered under the prospectus supplement dated October 31, 2008. FPLLC and FCMLLC have reported their beneficial holdings in this prospectus supplement to disclose the transfer of certain shares of common stock by Farallon Capital Partners, L.P., Farallon CS Institutional Finance II, L.P. and Farallon Capital Offshore Investors II, L.P. to the Farallon Trusts.

(11)	Includes the total number of shares of common stock directly or beneficially owned prior to or following the offering, as applicable, by FPLLC, FCMLLC and Jason Fish, including the 12,376 shares of common stock owned by Mr. Steyer, 49,669 shares of common stock underlying options and certain vested restricted stock units held in total by Messrs. Fremder and Steyer and 700,000 shares of common stock underlying options held by Mr. Fish. The 62,045 shares of common stock owned or underlying options and certain vested restricted stock units held by Messrs. Fremder and Steyer, which are discussed in footnote (7), are included in the total number of shares beneficially owned for each of FPLLC and FCMLLC in the table above but are counted only once in the total listed above.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of any or all of such shares by the selling stockholders from time to time after the date of this prospectus supplement. We are required to register these shares for resale under the terms of an agreement with the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of common stock. We will bear the fees and expenses incurred in connection with our obligation to register common stock held by selling stockholders. However, the selling stockholders will pay all underwriting discounts, commissions and agent’s commissions, if any. The registration of the selling stockholders’ shares of common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

The selling stockholders may offer and sell shares of common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any such price may be changed from time to time. Each selling stockholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of securities to be sold and the pricing of any transaction. These prices will be determined by the selling stockholder or by agreement between such holder and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sale of the shares of common stock, the selling stockholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. The selling stockholders may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to this prospectus supplement. In addition, the selling stockholders may transfer, devise or give the shares of common stock by other means not described in this prospectus supplement. Any shares of common stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The selling stockholders and any underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling stockholder was deemed to be an underwriter, the selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling stockholders will be entitled to contribution from us in connection with those liabilities. The selling stockholders will severally indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and will be entitled to contribution severally from the selling stockholders in connection with those liabilities.

We are permitted to suspend the use of this prospectus supplement under certain circumstances relating to corporate developments, public filings with the SEC and similar events if necessary to amend or supplement the disclosures contained in this prospectus supplement or the documents incorporated by reference.

LEGAL MATTERS

The validity of the common stock offered by means of this prospectus supplement has been passed upon for us by Hogan & Hartson LLP.

EXPERTS

The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of CapitalSource Inc.’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Fremont Retail Deposit Division and Significant Assets, a carve-out business of Fremont Investment & Loan, an indirect wholly owned subsidiary of Fremont General Corporation, at December 31, 2007 and for the year then ended appearing in CapitalSource Inc.’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 7, 2008, have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), an independent registered public accounting firm. The financial statements described in the preceding sentence and the report thereon by Squar Milner are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the Internet website maintained by the SEC at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us and our financial condition:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our Current Reports on Form 8-K filed with the SEC on January 29, 2008, February 14, 2008, March 14, 2008, March 21, 2008, April 17, 2008, May 1, 2008, May 6, 2008, June 18, 2008, June 23, 2008, June 27, 2008, July 28, 2008, as amended on July 30, 2008 and as further amended on October 7, 2008, August 5, 2008, August 28, 2008, October 24, 2008, November 3, 2008, December 30, 2008 and January 5, 2009 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the completion of the offering; provided, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K except to the extent identified in any such report. These documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this prospectus supplement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

You can obtain any of the documents incorporated by reference from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement. Investors may obtain documents incorporated by reference into this prospectus supplement by requesting them in writing, by telephone or via the Internet from the company at the following address:

CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(800) 370-9431
Attn: Investor Relations
Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

PROSPECTUS

Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

        We may offer the securities listed above, including units consisting of any two or more of such securities, from time to time. In addition, this prospectus may be used to offer securities for the account of other persons.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. You should read both this prospectus and the applicable prospectus supplement before you invest in these securities.

        We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Our common stock is listed on the New York Stock Exchange under the symbol "CSE."

        Investing in our securities involves risks. See "Risk Factors" on page 4 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2008.

        You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Available Information" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        References in this prospectus to "CapitalSource," "we," "us" and "our" are to CapitalSource Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants collectively as "offered securities."

AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol "CSE," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.capitalsource.com, under "Investor Relations—SEC Filings." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(800) 370-9431
Attn: Investor Relations
Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT
CONSTITUTE A PART OF THIS PROSPECTUS.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2008, February 14, 2008, March 14, 2008, March 21, 2008, April 17, 2008, May 1, 2008, May 6, 2008, June 18, 2008, June 23, 2008, June 27, 2008, July 28, 2008, as amended on July 30, 2008 and as further amended on October 7, 2008, August 5, 2008, August 28, 2008 and October 24, 2008 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

        We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those "furnished" pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

 RISK FACTORS

        Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement. These risks could adversely affect our business, financial condition, results of operations or prospects and could cause the market or trading price of our securities to decline.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this prospectus and the documents incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words "may," "will," "should," "expects," "plans," "anticipates," "assumes," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other similar expressions, are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors. The sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Business" in our disclosures included or incorporated by reference into this prospectus discuss some of the factors that could contribute to these differences.

        All forward-looking statements included in this prospectus and the documents incorporated by reference are based on information available at the time the statements are made. We undertake no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking information should be read in conjunction with our consolidated financial statements and related notes incorporated by reference into this prospectus.

ABOUT CAPITALSOURCE INC.

        Our principal executive office is located at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Exchange Act. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance.

USE OF PROCEEDS

        Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repayment of indebtedness or acquisitions. We will not receive proceeds from sales of securities by selling securityholders except as may otherwise be stated in an applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        We may issue, from time to time, debt securities in one or more series that may consist of either senior debt securities or subordinated debt securities. We will issue these securities under one or more indentures that will be subject to and governed by the Trust Indenture Act of 1939, as amended.

        The applicable indenture and prospectus supplement for any series of debt securities that we issue will describe the specific terms of the offered debt securities, which may include some or all of the following:

  •
  the title;

  •
  the classification as senior securities or subordinated securities;

  •
  the aggregate principal amount and denomination;

  •
  whether the debt securities are guaranteed by subsidiary guarantors or otherwise and the terms, if any, applicable to the subsidiary or other guarantees;

  •
  the percentage of the principal amount that will be issued and, if other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of the maturity;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates, if any;

  •
  the date or dates, or the method for determining such date or dates, on which the principal is payable;

  •
  interest rates (whether fixed or variable), the method and manner in which interest rates will be determined, if applicable, and the dates from which interest will accrue and when interest is payable;

  •
  the place or places where and the manner in which the principal, premium or interest will be payable and where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  our rights or obligations to redeem or repurchase the debt securities, at our option or at the option of the holder, including sinking fund or partial redemption payments;

  •
  the currency or currencies in which the debt securities are denominated and payable;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the terms, if any, pursuant to which any debt securities and any subsidiary guarantees will be subordinate to any of our other debt;

  •
  whether the amount of payments of principal or interest may be determined by reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  any applicable covenants, including covenants that provide debt holders with protection with respect to our operations, financial condition or certain transactions;

  •
  whether such debt securities will be issued in the form of one or more global securities or in certificated or book-entry form;

  •
  the applicability and terms, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

  •
  any applicable events of default and remedies holders of our debt securities may have upon the occurrence of an event of default;

  •
  the terms restricting, or otherwise applicable to, our ability to merge or consolidate with, or sell or transfer all or substantially all of our assets to, another entity;

  •
  the terms specifying whether and how the applicable indenture may be modified or amended with or without the consent of the holders of the debt securities; and

  •
  any other terms of the debt securities.

        The applicable prospectus supplement will set forth material U.S. federal income tax consequences for holders of any debt securities and the securities or quotation system on which any the debt securities are listed or quoted, if any. The debt securities may provide for less than the entire principal amount to be payable upon acceleration of maturity. We refer to such debt securities as the "original issue discount" securities. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of debt securities and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and provisions of our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, referred to as our "certificate of incorporation" and "bylaws," respectively, are summaries and are qualified by reference to the terms of these documents. Our authorized capital stock consists of 1.2 billion shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

        As of October 15, 2008, there were 276,449,325 shares of common stock outstanding. Our common stock is listed on The New York Stock Exchange under the symbol "CSE."

Transfer Agent

        American Stock Transfer & Trust Company serves as transfer agent for shares of our common stock.

Delaware Law and Certain Charter and Bylaw Provisions

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with "interested" shareholders for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to exceptions, an "interested" shareholder is a person who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

        Our certificate of incorporation and bylaws provide that:

  •
  the board of directors be divided into three classes, with staggered three-year terms;

  •
  directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class; and

  •
  any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by the affirmative vote of a majority the directors then in office.

        The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

        Our bylaws also provide that:

  •
  any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting; and

  •
  special meetings of the shareholders may be called by our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President and shall be called by our Secretary at the written request of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.

        Our bylaws provide that, in order for any shareholder business (other than shareholder nominations of directors) to be considered "properly brought" before a meeting, a shareholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the Delaware General Corporation Law, the shareholder must have given timely notice thereof in writing to our Secretary, and the notice must comply with the procedures set forth in our bylaws. Except for shareholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a shareholder's notice, to be timely, must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder's notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

        Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a shareholder of record at the time notice is delivered to our Secretary. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder's notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

        The purpose of requiring shareholders to give us advance notice of nominations and other shareholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. These provisions could also delay shareholder actions which are favored by the holders of a majority of our outstanding voting securities until the next shareholders' meeting.

        Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation permits our board of directors to amend or repeal most provisions of our bylaws by majority vote but requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote to amend or repeal certain provisions of our bylaws. Generally, our certificate of incorporation may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. No amendment of the provision of our certificate of incorporation providing for the division of our board of directors into three classes with staggered three-year terms may be approved absent the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote. The shareholder vote with respect to an amendment of our certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to shareholders.

Limitation of Liability and Indemnification of Officers and Directors

        Our bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of CapitalSource, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duty as directors, except in cases of (i) breach of the directors' duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) violations of Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, this provision does not limit the directors' responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Shareholder Registration Rights

  Generally

        Certain of our existing shareholders, including members of our management, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to an Amended and Restated Registration Rights Agreement that we entered into with certain of our existing shareholders in connection with the closing of our August 2002 recapitalization transaction. All of these shares currently are tradable, subject to compliance with the volume and manner of sale provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Our existing shareholders, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

  S-3 Demand Registration Rights

        Under the terms of our Amended and Restated Registration Rights Agreement, so long as we remain eligible to register securities by means of a registration statement on Form S-3, holders of our registrable shares have the right, subject to certain limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $10 million. We expect to satisfy any exercises of these rights through preparation of a prospectus supplement to this prospectus.

  Piggyback Rights

        Subject to the exceptions and limitations set forth in the Amended and Restated Registration Rights Agreement, the holders of registrable securities under that agreement have unlimited piggyback registration rights until August 12, 2009.

Preferred Stock

        Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time up to an aggregate of 50 million shares of preferred stock in one or more series. As of the date of this prospectus, there are no shares of preferred stock outstanding. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, but are not limited to, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. We will distribute a supplement to this prospectus relating to any series of preferred stock we may offer. The prospectus supplement will describe the specific terms of the particular series of preferred stock offered.

        Our board of directors has the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of our common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

 DESCRIPTION OF DEPOSITARY SHARES

        We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

        We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

  •
  terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of preferred stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

  •
  terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote;

  •
  terms relating to amendment and termination of the applicable deposit agreement;

  •
  terms relating to the resignation of the depositary and the appointment of a successor depositary;

  •
  terms setting forth our obligation, if any, to pay the charges of the depositary;

  •
  a discussion of provisions relating to our and the depositary's obligations and liabilities under the deposit agreement;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

        The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

        We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  terms relating to the currency or currencies, in which the prices of the warrants may be payable;

  •
  the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

  •
  a discussion of material federal income tax considerations, if applicable;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock or preferred stock, depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

        The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

  •
  the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount.

  •
  the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

  •
  the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

  •
  the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events.

  •
  whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities.

  •
  the terms of any pledge arrangement relating to any underlying securities.

  •
  the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

        The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading "Available Information" on page 1.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Available Information" on page 1.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan & Hartson LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of CapitalSource Inc.'s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of the Fremont Retail Deposit Division and Significant Assets, a carve-out business of Fremont Investment & Loan, an indirect wholly owned subsidiary of Fremont General Corporation, at December 31, 2007 and for the year then ended appearing in CapitalSource Inc.'s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 7, 2008, have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), an independent registered public accounting firm. The financial statements described in the preceding sentence and the report thereon by Squar Milner are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.